Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Contact: Carey Hendrickson, Chief Financial Officer Phone: 1-972-770-5600 chendrickson@capitalsenior.com Press Contact: Susan J. Turkell, 303-766-4343, sturkell@capitalsenior.com

CAPITAL SENIOR LIVING CORPORATION

REPORTS 2019 SECOND QUARTER RESULTS

DALLAS – (GLOBE NEWSWIRE) – August 8, 2019 – Capital Senior Living Corporation (the “Company”) (NYSE: CSU), one of the nation’s largest operators of senior housing communities, announced today operating and financial results for the second quarter ended June 30, 2019.

“In the second quarter, we continued to focus on initiatives to stabilize and invest in our operations to build a platform for sustainable, profitable growth. We have assembled a strong, experienced team to lead operations, we have improved our business processes and we are experiencing positive momentum in several metrics, including higher average rents, well-managed operating costs and higher employee retention,” said Kimberly S. Lody, President and Chief Executive Officer. “Although conditions remain difficult and the impact of our actions will take time to result in improved financial performance, we are confident our strategy will establish a solid foundation for long-term value creation.”

Operating and Financial Summary (all amounts in this operating and financial summary exclude two communities undergoing lease-up or significant renovation and conversion, unless otherwise noted; also, see Non-GAAP Financial Measures below and reconciliation of Non-GAAP measures to the most directly comparable GAAP measure on the final page of this release):

•	Revenue in the second quarter of 2019, including all communities, was $113.1 million, a $1.5 million, or 1.3%, decrease, from the second quarter of 2018.

•

Revenue for same communities, which excludes two communities undergoing lease-up or significant renovation and conversion and the Company’s two communities impacted by Hurricane Harvey, was $110.5 million in the second quarter of 2019, a decrease of 1.7%, versus the second quarter of 2018.

•

Occupancy for all communities was 82.4% for the second quarter of 2019, a decline of 70 basis points from the first quarter of 2019, and a decrease of 280 basis points from the second quarter of 2018 due in part to the re-opening of our two communities impacted by Hurricane Harvey in the third quarter of 2018. Occupancy for same communities was 83.6% in the second quarter of 2019, a decrease of 80 basis points from the first quarter of 2019, and a decrease of 190 basis points, when compared with the second quarter of 2018.

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•

Average monthly rent for all communities was $3,629 in the second quarter of 2019, an increase of $11, or 0.3%, from the second quarter of 2018. Average monthly rent for same communities was $3,632 in the second quarter of 2019, an increase of $15 per occupied unit, or 0.4%, from the second quarter of 2018. Average monthly rent increased 0.4% for all communities and 0.5% for same communities in the second quarter of 2019 when compared with the first quarter of 2019.

•	Income from operations, including all communities, was $0.2 million in the second quarter of 2019, versus $3.6 million in the second quarter of 2018.

•	The Company’s Net Loss for the second quarter of 2019, including all communities, was $12.5 million.

•	Excluding items noted and reconciled on the final page of this release, the Company’s adjusted net loss was $8.3 million in the second quarter of 2019.

•

Adjusted EBITDAR was $34.0 million in the second quarter of 2019 compared with $38.4 million in the comparable period last year. Adjusted EBITDAR is a financial valuation measure, rather than a financial performance measure, used by management and others to evaluate the value of companies in the senior living industry.

•	Adjusted Cash from Facility Operations (“CFFO”) was $5.2 million in the second quarter of 2019, compared with $10.6 million in the second quarter of 2018.

Recent Investment Activity

As previously reported, the Company closed on the sale of its community in Kokomo, Indiana, on May 1, 2019, at a price of $5.0 million. The transaction resulted in approximately $1.4 million in net cash proceeds. The community had a negative CFFO contribution of approximately $0.2 million in 2018.

Carey P. Hendrickson, the Company’s Chief Financial Officer, said: “Consistent with our normal business practices, the Company is engaged in various activities, including the marketing of a limited number of additional owned communities for potential divestiture and the refinancing of existing owned communities. Against a challenging operating environment, we are taking these proactive steps to strengthen our financial foundation, optimize our asset portfolio, and ultimately, enhance shareholder value.”

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Financial Results – Second Quarter

For the second quarter of 2019, the Company reported revenue of $113.1 million, compared with revenue of $114.6 million in the second quarter of 2018. Revenue for consolidated communities excluding the two communities undergoing significant renovation and conversion, was $111.9 million, a decrease of 1.2%, in the second quarter of 2019 when compared with the second quarter of 2018.

Operating expenses for the second quarter of 2019 were $74.4 million, an increase of $1.5 million, or 2.0%, from the second quarter of 2018. Operating expenses in the second quarter of 2019 included a $1.2 million business interruption insurance credit related to the Company’s two Houston communities impacted by Hurricane Harvey to offset the lost revenues and continuing expenses, and to restore the communities’ net income for the second quarter of 2019 based on an approximate average of the communities’ net income in the seven months of 2017 prior to the hurricane. The business interruption credit was $1.6 million in the comparable period a year ago.

General and administrative expenses for the second quarter of 2019 were $6.6 million versus $5.7 million in the second quarter of 2018. Excluding transaction and conversion costs in both periods (including approximately $0.5 million related to separation and placement costs associated with the Company’s former CEO and COO), general and administrative expenses increased $1.3 million in the second quarter of 2019 versus the second quarter of 2018. As a percentage of revenues under management, general and administrative expenses, excluding transaction and conversion costs, were 5.1% in the second quarter of 2019.

Income from operations for the second quarter of 2019 was $0.2 million. This compares with $3.6 million in the second quarter of 2018.

The Company’s Non-GAAP financial measures exclude two communities that are undergoing significant renovation and conversion (see “Non-GAAP Financial Measures” below).

Adjusted EBITDAR for the second quarter of 2019 was $34.0 million, compared with $38.4 million in the second quarter of 2018. Adjusted CFFO was $5.2 million in the second quarter of 2019 compared to $10.6 million in the second quarter of 2018. CFFO for the second quarter of 2019 includes a negative net impact of $0.5 million related to the Company’s adoption of the new lease accounting standard (“ASC 842”) effective January 1, 2019. There was no impact on Adjusted EBITDAR related to the adoption of the new lease standard.

Operating Activities

Same community results exclude two previously noted communities undergoing lease-up or significant renovation and conversion, the two Houston communities impacted by Hurricane Harvey, and the Kokomo community sold on May 1, 2019. Same-community results also exclude certain conversion costs.

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Same-community revenue in the second quarter of 2019 decreased 1.7% versus the second quarter of 2018.

Same-community operating expenses increased 1.9% in the second quarter of 2019 versus the second quarter of 2018, excluding conversion costs in all periods. On the same basis, labor costs, including benefits, increased 0.4% in the second quarter, food costs increased 0.7% and utilities decreased 3.2%, respectively. Same-community net operating income decreased 7.7% in the second quarter of 2019 when compared with the same period a year ago.

Capital expenditures were $4.5 million for the second quarter of 2019.

Balance Sheet

The Company ended the second quarter with $34.8 million of cash and cash equivalents, including restricted cash. As of June 30, 2019, the Company financed its owned communities with mortgages totaling $971.0 million, at interest rates averaging 4.9%. The majority of the Company’s debt is at fixed interest rates excluding a $65 million bridge loan that matures in 2020, an $11 million bridge loan that matures in 2021, and approximately $50 million of long-term variable rate debt under the Company’s Master Credit Facility. The earliest maturity date for the Company’s fixed-rate debt is in 2022.

The Company’s cash on hand and cash flow from operations are expected to be sufficient for working capital and to fund the Company’s capital expenditures.

Q2 2019 Conference Call Information

The Company will host a conference call with senior management to discuss the Company’s 2019 second quarter financial results on Thursday, August 8, 2019, at 10:00 a.m. Eastern Time. To participate, dial 323-794-2597, and use confirmation code 4040867. A link to a simultaneous webcast of the teleconference will be available at www.capitalsenior.com.

For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting August 8, 2019 at 12:00 p.m. Eastern Time, until August 16, 2019 at 12:00 p.m. Eastern Time. To access the conference call replay, call 719-457-0820, and use confirmation code 4040867. The conference call will also be made available for playback via the Company’s corporate website at https://www.capitalsenior.com/investor-relations/conference-calls/.

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Non-GAAP Financial Measures of Operating Performance

Adjusted EBITDAR is a financial valuation measure and Adjusted Net Income/(Loss) and Adjusted CFFO are financial performance measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures may have material limitations in that they do not reflect all of the costs associated with our results of operations as determined in accordance with GAAP. As a result, these non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Adjusted EBITDAR is a valuation measure commonly used by Company management, research analysts and investors to value companies in the senior living industry. Since Adjusted EBITDAR excludes interest expense and rent expense, it allows Company management, research analysts and investors to compare the enterprise values of different companies without regard to differences in capital structures and leasing arrangements.

The Company believes that Adjusted Net Income/(Loss) and Adjusted CFFO are useful as performance measures in identifying trends in day-to-day operations because they exclude the costs associated with acquisitions and conversions and other items that do not ordinarily reflect the ongoing operating results of our primary business. Adjusted Net Income/(Loss) and Adjusted CFFO provide indicators to management of progress in achieving both consolidated and individual business unit operating performance and are used by research analysts and investors to evaluate the performance of companies in the senior living industry.

The Company strongly urges you to review the reconciliation of net loss to Adjusted EBITDAR and the reconciliation of net income/(loss) to Adjusted Net Income/(Loss) and Adjusted CFFO, along with the Company’s consolidated balance sheets, statements of operations, and statements of cash flows. This is included on the last page of this press release.

About the Company

Dallas-based Capital Senior Living Corporation is one of the nation’s largest operators of independent living, assisted living and memory care communities for senior adults. The Company’s 128 communities are home to nearly 12,000 residents across 23 states and provide compassionate, resident-centric service and care as well as engaging programming. Capital Senior Living offers seniors the freedom and opportunity to successfully, comfortably and happily age in place. For more information, visit www.capitalsenior.com or connect with the Company on Facebook.

Safe Harbor

The forward-looking statements in this release are subject to certain risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially, including, but not limited to, the Company’s ability to generate sufficient cash flow to satisfy its debt and lease obligations and to fund the Company’s capital improvement projects to expand, redevelop, and/or reposition its senior living communities; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt and lease agreements; the Company’s ability to

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complete acquisitions and dispositions upon favorable terms or at all; the risk of oversupply and increased competition in the markets which the Company operates; the risk of increased competition for skilled workers due to wage pressure and changes in regulatory requirements; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; the risks associated with a decline in economic conditions generally; the adequacy and continued availability of the Company’s insurance policies and the Company’s ability to recover any losses it sustains under such policies; changes in accounting principles and interpretations; and the other risks and factors identified from time to time in the Company’s reports filed with the Securities and Exchange Commission.

For information about Capital Senior Living, visit www.capitalsenior.com.

Investor Contact Carey P. Hendrickson, Chief Financial Officer, at 972-770-5600 or chendrickson@capitalsenior.com.

Press Contact Susan J. Turkell at 303-766-4343 or sturkell@capitalsenior.com.

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CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except per share data)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$21,698	$31,309
Restricted cash	13,053	13,011
Accounts receivable, net	10,710	10,581
Federal and state income taxes receivable	152	152
Property tax and insurance deposits	10,940	13,173
Prepaid expenses and other	6,404	5,232

Total current assets	62,957	73,458
Property and equipment, net	1,012,229	1,059,049
Operating lease right-of-use assets, net	241,231	—
Deferred taxes, net	152	152
Other assets, net	11,467	16,485

Total assets	$1,328,036	$1,149,144

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,012	$9,095
Accrued expenses	43,087	41,880
Current portion of notes payable, net of deferred loan costs	17,973	14,342
Current portion of deferred income	5,418	14,892
Current portion of financing obligations	1,695	3,113
Current portion of operating lease liabilities	45,991	—
Federal and state income taxes payable	179	406
Customer deposits	1,287	1,302

Total current liabilities	117,642	85,030
Deferred income	—	8,151
Financing obligations, net of current portion	10,571	45,647
Operating lease liabilities, net of current portion	226,909	—
Other long-term liabilities	—	15,643
Notes payable, net of deferred loan costs and current portion	949,871	959,408
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value:
Authorized shares – 15,000; no shares issued or outstanding	—	—
Common stock, $.01 par value:
Authorized shares – 65,000; issued and outstanding shares – 31,469 and 31,273 in 2019 and 2018, respectively	320	318
Additional paid-in capital	188,537	187,879
Retained deficit	(162,384)	(149,502)
Treasury stock, at cost – 494 shares in 2019 and 2018	(3,430)	(3,430)

Total shareholders’ equity	23,043	35,265

Total liabilities and shareholders’ equity	$1,328,036	$1,149,144

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CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Resident revenue	$113,126	$114,627	$227,302	$229,270
Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	74,430	72,968	149,835	144,668
General and administrative expenses	6,642	5,712	14,212	11,734
Facility lease expense	14,238	14,224	28,473	28,438
Stock-based compensation expense	1,638	2,559	660	4,508
Depreciation and amortization expense	15,975	15,521	31,949	30,893

Total expenses	112,923	110,984	225,129	220,241

Income from operations	203	3,643	2,173	9,029
Other income (expense):
Interest income	57	38	114	75
Interest expense	(12,602)	(12,615)	(25,166)	(25,066)
Write-off of deferred loan costs and prepayment premiums	(97)	—	(97)	—
Write-down of assets held for sale	—	—	(2,340)	—
Gain on disposition of assets, net	38	—	38	3
Other (expense) income	(16)	1	7	2

Loss before provision for income taxes	(12,417)	(8,933)	(25,271)	(15,957)
Provision for income taxes	(117)	(127)	(247)	(259)

Net loss	$(12,534)	$(9,060)	$(25,518)	$(16,216)

Per share data:
Basic net loss per share	$(0.41)	$(0.30)	$(0.85)	$(0.55)

Diluted net loss per share	$(0.41)	$(0.30)	$(0.85)	$(0.55)

Weighted average shares outstanding — basic	30,279	29,831	30,191	29,730

Weighted average shares outstanding — diluted	30,279	29,831	30,191	29,730

Comprehensive loss	$(12,534)	$(9,060)	$(25,518)	$(16,216)

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CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Six Months Ended June 30,
	2019	2018
Operating Activities
Net loss	$(25,518)	$(16,216)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	31,949	30,893
Amortization of deferred financing charges	857	859
Amortization of deferred lease costs and lease intangibles	—	424
Amortization of lease incentives	—	(856)
Deferred income	209	(344)
Operating lease expense adjustment	(2,457)	—
Write-off of deferred loan costs and prepayment premiums	97	—
Write-down of assets held for sale	2,340	—
Gain on disposition of assets, net	(38)	(3)
Provision for bad debts	1,613	1,454
Stock-based compensation expense	660	4,508
Changes in operating assets and liabilities:
Accounts receivable	(1,744)	(3,080)
Property tax and insurance deposits	2,233	3,332
Prepaid expenses and other	(2,251)	(294)
Other assets	(745)	407
Accounts payable	(7,083)	(1,267)
Accrued expenses	1,207	(2,404)
Other liabilities	—	(1,908)
Federal and state income taxes receivable/payable	(227)	(211)
Deferred resident revenue	(336)	(97)
Customer deposits	(15)	(89)

Net cash provided by operating activities	751	15,108
Investing Activities
Capital expenditures	(7,812)	(10,802)
Proceeds from disposition of assets	4,888	4

Net cash used in investing activities	(2,924)	(10,798)
Financing Activities
Proceeds from notes payable	5,268	1,740
Repayments of notes payable	(11,905)	(11,167)
Cash payments for capital lease and financing obligations	(538)	(1,534)
Deferred financing charges paid	(221)	(46)

Net cash used in financing activities	(7,396)	(11,007)

Decrease in cash and cash equivalents	(9,569)	(6,697)
Cash and cash equivalents and restricted cash at beginning of period	44,320	31,024

Cash and cash equivalents and restricted cash at end of period	$34,751	$24,327

Supplemental Disclosures
Cash paid during the period for:
Interest	$23,509	$24,121

Income taxes	$505	$543

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Capital Senior Living Corporation

Supplemental Information

			Average
	Communities		Resident Capacity		Average Units
	Q2 19	Q2 18	Q2 19	Q2 18	Q2 19	Q2 18
Portfolio Data
I. Community Ownership / Management
Consolidated communities
Owned	82	83	10,629	10,767	8,189	7,971
Leased	46	46	5,756	5,756	4,412	4,420

Total	128	129	16,385	16,523	12,601	12,391

Independent living			6,879	6,879	4,871	4,898
Assisted living			9,506	9,644	7,730	7,493

Total			16,385	16,523	12,601	12,391

II. Percentage of Operating Portfolio
Consolidated communities
Owned	64.1%	64.3%	64.9%	65.2%	65.0%	64.3%
Leased	35.9%	35.7%	35.1%	34.8%	35.0%	35.7%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Independent living			42.0%	41.6%	38.7%	39.5%
Assisted living			58.0%	58.4%	61.3%	60.5%

Total			100.0%	100.0%	100.0%	100.0%

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Capital Senior Living Corporation

Supplemental Information (excludes two communities being repositioned/leased up, two communities impacted by Hurricane Harvey and the Kokomo community sold on May 1, 2019)

Selected Operating Results

	Q2 19	Q2 18
I. Owned communities
Number of communities	78	79
Resident capacity	10,110	10,248
Unit capacity	7,747	7,776
Financial occupancy (1)	85.3%	86.9%
Revenue (in millions)	70.1	71.5
Operating expenses (in millions) (2)	47.5	46.3
Operating margin (2)	32%	35%
Average monthly rent	3,537	3,527
II. Leased communities
Number of communities	46	46
Resident capacity	5,756	5,756
Unit capacity	4,412	4,420
Financial occupancy (1)	80.5%	83.1%
Revenue (in millions)	40.6	41.7
Operating expenses (in millions) (2)	24.8	25.1
Operating margin (2)	39%	40%
Average monthly rent	3,814	3,789
III. Consolidated communities
Number of communities	124	125
Resident capacity	15,866	16,004
Unit capacity	12,159	12,196
Financial occupancy (1)	83.6%	85.5%
Revenue (in millions)	110.8	113.2
Operating expenses (in millions) (2)	72.2	71.3
Operating margin (2)	35%	37%
Average monthly rent	3,634	3,619
IV. Same-store communities
Number of communities	124	124
Resident capacity	15,866	15,866
Unit capacity	12,133	12,118
Financial occupancy (1)	83.6%	85.5%
Revenue (in millions)	110.5	112.4
Operating expenses (in millions) (2)	72.0	70.6
Operating margin (2)	35%	37%
Average monthly rent	3,632	3,617
V. General and Administrative expenses as a percent of Total Revenues under Management
Second quarter (3)	5.1%	3.9%
Year to date (3)	5.1%	4.5%
VI. Consolidated Mortgage Debt Information (in thousands, except interest rates)
(excludes insurance premium financing)
Total fixed rate mortgage debt	844,567	878,179
Total variable rate mortgage debt	126,385	76,381
Weighted average interest rate	4.86%	4.77%

(1)	Financial occupancy represents actual days occupied divided by total number of available days during the quarter.
(2)	Excludes management fees, provision for bad debts and transaction and conversion costs.
(3)	Excludes transaction and conversion costs.

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CAPITAL SENIOR LIVING CORPORATION

NON-GAAP RECONCILIATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Adjusted EBITDAR
Net loss	$(12,534)	$(9,060)	$(25,518)	$(16,216)
Depreciation and amortization expense	15,975	15,521	31,949	30,893
Stock-based compensation expense	1,638	2,559	660	4,508
Facility lease expense	14,238	14,224	28,473	28,438
Provision for bad debts	808	995	1,613	1,454
Interest income	(57)	(38)	(114)	(75)
Interest expense	12,602	12,615	25,166	25,066
Write-off of deferred loan costs and prepayment premiums	97	—	97	—
Write down of assets held for sale	—	—	2,340	—
Gain on disposition of assets, net	(38)	—	(38)	(3)
Other expense (income)	16	(1)	(7)	(2)
Provision for income taxes	117	127	247	259
Casualty losses	257	215	525	429
Transaction and conversion costs	328	589	960	838
Employee placement and separation costs	534	690	1,896	—
Employee benefit reserve adjustments	—	—	—	690
Communities excluded due to repositioning/lease-up	(18)	(38)	37	24

Adjusted EBITDAR	$33,963	$38,398	$68,286	$76,303

Adjusted Revenues
Total revenues	$113,126	$114,627	$227,302	$229,270
Communities excluded due to repositioning/lease-up	(1,260)	(1,419)	(2,550)	(2,773)

Adjusted revenues	$111,866	$113,208	$224,752	$226,497

Adjusted net loss and Adjusted net loss per share
Net loss	$(12,534)	$(9,060)	$(25,518)	$(16,216)
Casualty losses	257	215	525	429
Transaction and conversion costs	328	619	977	881
Employee placement and separation costs	534	—	1,896	—
Employee benefit reserve adjustments	—	690	—	690
Write-off of deferred loan costs and prepayment premiums	97	—	97	—
Write down of assets held for sale	—	—	2,340	—
Gain on disposition of assets	(38)	—	(38)	(3)
Tax impact of Non-GAAP adjustments (25%)	(295)	(209)	(1,449)	(739)
Deferred tax asset valuation allowance	2,762	2,110	5,663	3,519
Communities excluded due to repositioning/lease-up	594	606	1,277	1,278

Adjusted net loss	$(8,295)	$(5,029)	$(14,230)	$(10,161)

Diluted shares outstanding	30,279	29,831	30,191	29,730

Adjusted net loss per share	$(0.27)	$(0.17)	$(0.47)	$(0.34)

Adjusted CFFO
Net loss	$(12,534)	$(9,060)	$(25,518)	$(16,216)
Non-cash charges, net	17,400	19,012	35,230	36,935
Operating lease payment adjustment to normalize lease commitments	—	—	(910)	—
Recurring capital expenditures	(1,148)	(1,186)	(2,297)	(2,373)
Casualty losses	257	215	525	429
Transaction and conversion costs	328	619	977	881
Employee placement and separation costs	534	—	1,896	—
Employee benefit reserve adjustments	—	690	—	690
Communities excluded due to repositioning/lease-up	357	320	795	709

Adjusted CFFO	$5,194	$10,610	$10,698	$21,055

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